UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2010 (March 31, 2010)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-20-7605-7950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of MGT Capital Investments, Inc. and its consolidated subsidiaries (the “Company”) to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, gross profit, expenses, earnings or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the rate of market development and acceptance of medical imaging technology; the execution of restructuring plans; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in the Company’s Securities and Exchange Commission reports filed after this report.  The Company assumes no obligation and does not intend to update these forward-looking statements.

Item 1.01.  Entry Into a Material Definitive Agreement

On March 31, 2010, MGT Capital Investments, Inc. (the “Company” or the “Registrant”) entered into a sales agreement (the “Agreement”) with Rivera Capital Management Limited (the “Buyer”) to sell certain assets of the Company for aggregate consideration of £750,000 ($1,136,250) (the “Asset Sale”).  Pursuant to the terms of the Agreement, the Buyer has agreed to purchase the following assets from the Company:

1.               Medicexchange Limited:  22,500,000 (twenty-two million, five hundred thousand) ordinary shares of Medicexchange Limited (“ML”) representing 73.1% of the total issued share capital of ML and the Company’s entire holding in ML.

2.               Medicexchange, Inc.: 1,350 (one thousand, three hundred and fifty) ordinary shares of Medicexchange, Inc. (“MI”), representing 90% of MI’s total issued share capital and the Company’s entire holding in MI.

3.               HIP Cricket, Inc.:  370,370 (three hundred and seventy thousand and thirty seven) ordinary shares of HIP Cricket, Inc. representing approximately 1.3% of Hip Cricket’s total issued share capital and the Company’s entire holding in Hip Cricket.

4.               Eurindia Limited:  588,236 (five hundred and eighty-eight thousand, two hundred and thirty six) ordinary shares of Eurindia Limited representing approximately 6% of Eurindia Limited’s total issued share capital and the Company’s entire holding in Eurindia Limited.

5.               XShares Group, Inc.:  10,000,000 (ten million) Series A preferred shares of XShares Group, Inc. representing approximately 6% of XShares Group’s total issued share capital and the Company’s entire holding in XShares Group.

and the two Second Amended and Restated Convertible Promissory Notes, each dated February 5, 2010, in the aggregate principal amount of $2.1 Million, plus accrued interest of $110,098.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, Drs. Alan Miller and L. Peter Fielding resigned as independent directors of the Company.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chairman and Chief Executive Officer
Date: April 02, 2010